Exhibit 12
STATEMENT REGARDING COMPUTATION OF RATIOS

			Year Ended December 31,
		31-March-2008	2007	2006	2005	2004	2003
		(in thousands of euros, except ratios)
	EU-IFRS(1)
	Earnings
1	Income before taxes, minority interest and extraordinary items	2,782,593	8,494,568	7,030,336	5,591,753	4,136,840	—
2	Add: Interest expenses and preferred dividend	2,307,627	8,048,747	5,522,499	4,413,641	3,183,688	—

3	Earnings excluding Interest on deposits	5,090,220	16,543,315	12,552,835	10,005,394	7,320,528	—
4	Add: Interest on deposits	2,063,935	7,760,789	5,548,207	4,387,394	3,285,268	—

5	Earnings including Interest on deposits	7,154,155	24,304,104	18,101,042	14,392,788	10,605,796	—

	Fixed Charges
6	Fixed Charges excluding Interest on deposits (Line 2)	2,307,627	8,048,747	5,522,499	4,413,641	3,183,688	—
7	Add: Interest on deposits (Line 4)	2,063,935	7,760,789	5,548,207	4,387,394	3,285,268	—

8	Fixed Charges including Interest on deposits	4,371,562	15,809,536	11,070,706	8,801,035	6,468,956	—

	Consolidated Ratios of Earnings to Fixed Charges
	Including Interests on deposits (Line 5 / Line 8)	1.64	1.54	1.64	1.64	1.64	—
	Excluding Interest on deposits (Line 3 / Line 6)	2.21	2.06	2.27	2.27	2.30	—

	Spanish GAAP(2)
	Earnings
1	Income before taxes, minority interest and extraordinary items	—	—	—	—	—	3,812,140
2	Add: Interest expenses and preferred dividend	—	—	—	—	—	3,026,750

3	Earnings excluding Interest on deposits	—	—	—	—	—	6,838,890
4	Add: Interest on deposits	—	—	—	—	—	3,523,440

5	Earnings including Interest on deposits	—	—	—	—	—	10,362,330

	Fixed Charges
6	Fixed Charges excluding Interest on deposits (Line 2)	—	—	—	—	—	3,026,750
7	Add: Interest on deposits (Line 4)	—	—	—	—	—	3,523,440

8	Fixed Charges including Interest on deposits	—	—	—	—	—	6,550,190

	Consolidated Ratios of Earnings to Fixed Charges
	Including Interests on deposits (Line 5 / Line 8)	—	—	—	—	—	1.58
	Excluding Interest on deposits (Line 3 / Line 6)	—	—	—	—	—	2.26

(1)	EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004.

(2)	For quantitative information regarding the adjustments required to reconcile BBVA’s Spanish GAAP financial information to EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004, see Appendix VI to BBVA’s consolidated financial statements prepared under IFRS, which are included in the 2007 Form 20-F.